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                                                            Exhibit 21

                                    MOTOROLA, INC.
                      LISTING OF COMBINED AND MAJOR SUBSIDIARIES
                                       12/31/95

    Motorola International Capital Corporation            Delaware
    Motorola International Development Corporation        Delaware
    Embarc Communications Services, Inc.                  Nevada
    Motorola Foreign Sales Corporation                    U.S. Virgin Islands
    Motorola Credit Corporation                           Delaware
    Nippon Motorola Limited                               Japan
    Motorola G.m.b.H.                                     Germany
    Motorola Limited                                      England
    Motorola Asia Limited                                 Hong Kong
    Motorola Korea Limited                                Korea
    Motorola Canada Limited                               Canada
    Motorola Israel Limited                               Israel
    Motorola Semiconducteurs S.A.                         France
    Motorola Malaysia Sdn. Bhd.                           Malaysia
    Motorola de Mexico, S.A.                              Mexico
    Motorola Electronics Taiwan, Limited                  Taiwan
    Motorola Electronics Pte. Limited                     Singapore
    Motorola Semiconductor Hong Kong Limited              Hong Kong
    Motorola Semiconductor Sdn. Bhd.                      Malaysia
    Motorola Electronics Sdn. Bhd.                        Malaysia
    Motorola Lighting, Inc.                               Delaware
    Motorola S.A.                                         France
    Motorola S.p.A.                                       Italy
    Motorola A.B.                                         Sweden
    Motorola Australia Proprietary Limited                Australia
    Motorola Espana S.A.                                  Spain
    Motorola Philippines, Inc.                            Philippines
    Motorola Communications Israel Limited                Israel
    Telcel S.A.                                           Spain
    Motorola Electronic G.m.b.H.                          Germany
    Motorola A/S                                          Denmark
    Motorola (China) Electronics Ltd.                     China
    Motorola Electronique Automobile S.A.                 France
    Motorola B.V.                                         Holland
    Motorola China Holdings Limited                       Hong Kong
    Motorola Ardis, Inc.                                  Delaware
    Motorola de Puerto Rico, Inc.                         Delaware